                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                    GUITAR CENTER, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)
-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              GUITAR CENTER, INC.

                              5155 CLARETON DRIVE
[LOGO]
                         AGOURA HILLS, CALIFORNIA 91301

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2000

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Guitar Center, Inc. will be held at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California 91361, on Tuesday, May 2, 2000 at 9:00 a.m. Pacific time, for the following purposes:

    - to elect a board of seven directors for the ensuing year or until the election and qualification of their respective successors;

    - to approve an amendment to our Amended 1997 Equity Participation Plan to increase the number of shares that may be issued under the plan from 2,225,000 shares to 2,725,000 shares;

    - to approve an amendment to our Amended 1997 Equity Participation Plan to allow for non-employee directors' fees to be paid in either cash or options to acquire shares of Guitar Center common stock;

    - to approve an amendment to our Amended 1997 Equity Participation Plan principally to allow for options issued under the plan to be repriced at the discretion of a committee of our Board of Directors; and

    - to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

    Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

    Stockholders of record at the close of business on March 27, 2000 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the annual meeting at Guitar Center, Inc., 5155 Clareton Drive, Agoura Hills, California 91301. All stockholders are cordially invited to attend the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ Bruce Ross

                                          Bruce Ross
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL
                                          OFFICER AND SECRETARY

Agoura Hills, California
March 29, 2000

                              GUITAR CENTER, INC.
                                ----------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 2, 2000

                            ------------------------

                                  INTRODUCTION

GENERAL

    This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on May 2, 2000 at 9:00 a.m. Pacific time, for the purposes of:

    - electing a board of seven directors for the ensuing year or until the election and qualification of their respective successors;

    - approving an amendment to our Amended 1997 Equity Participation Plan to increase the number of shares that may be issued under the plan from 2,225,000 shares to 2,725,000 shares;

    - approving an amendment to our Amended 1997 Equity Participation Plan to allow for non-employee directors' fees to be paid in either cash or options to acquire shares of Guitar Center common stock;

    - approving an amendment to our Amended 1997 Equity Participation Plan principally to allow for options issued under the plan to be repriced at the discretion of a committee of our Board of Directors; and

    - transacting any other business which is properly brought before the meeting or any adjournment or postponement thereof.

    A copy of our Annual Report to Stockholders for the year ended December 31, 1999 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about April 3, 2000.

    This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions. The estimated cost of the services of ChaseMellon Shareholder Services, L.L.C. is $1,200, plus expenses.

    Our principal executive offices are located at 5155 Clareton Drive, Agoura Hills, California 91301, telephone (818) 735-8800.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

    Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of the common stock at the close of business on March 27, 2000 are entitled to notice of, and to vote at, the meeting. On that date, 22,023,067 shares of our common stock were issued and outstanding. The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on March 27, 2000 will constitute a quorum. Each share of common stock is entitled to one vote.

VOTING PROCEDURES

    A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

    You have choices on each of the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

    - vote for the director nominees; or

    - withhold authority to vote for some or all of the director nominees.

    Concerning the approval of the amendments to the Amended 1997 Equity Participation Plan, which we refer to as the "1997 Plan," you may, with respect to each proposed amendment:

    - approve the amendment;

    - disapprove the amendment; or

    - abstain from voting for or against the amendment.

    Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1, and (2) the amendments of the 1997 Plan. With respect to any other business which may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

    Shares represented by proxies that reflect abstentions or "broker non-votes" (I.E., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of a director. Approval of the amendments to the 1997 Plan requires the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

    Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

    You may revoke your proxy at any time before it is actually voted at the meeting by:

    - delivering written notice of revocation to our Secretary at 5155 Clareton Drive, Agoura Hills, California 91301;

    - submitting a later dated proxy; or

    - attending the meeting and voting in person.

    Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person such as a stock brokerage firm or bank, that person must vote the shares as the record holder. Accordingly, a beneficial holder must provide voting instructions to the appropriate record holder.

    All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

                                PROPOSAL NO. 1:
                   ELECTION OF NOMINEES TO BOARD OF DIRECTORS

GENERAL INFORMATION

    Directors are elected at each annual meeting and hold office until their resignation or removal and until their successors are duly elected and qualified at the next annual meeting. On February 1, 2000 Michael Lazarus resigned from our Board of Directors. Our Amended and Restated Bylaws provide that our Board of Directors shall consist of nine directors. Since Mr. Lazarus's resignation, there are seven incumbent directors with two vacancies. As of the date of this proxy statement, we have no present intention to fill these vacancies and, accordingly, only seven persons are nominated for election. Proxies cannot be voted for more persons than those named below.

    Each nominee for director has indicated his willingness to serve if elected. Proxies received by us will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

    Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date he initially became a director, which is set forth below. In 1999, our Board of Directors met four times and each director attended at least 75% of the meetings held during the year. The following table sets forth information with respect to the seven persons nominated for election at the meeting.

                                                                                                   DIRECTOR
NOMINEES FOR DIRECTOR                    AGE                         POSITION                       SINCE
---------------------                  --------   -----------------------------------------------  --------
Larry Thomas.........................     50      Chairman of the Board and Co-Chief Executive
                                                    Officer                                          1984

Marty Albertson......................     46      President, Co-Chief Executive Officer and
                                                  Director                                           1996

Steven Burge(2)......................     43      Director                                           1996

David Ferguson(1)....................     45      Director                                           1996

Harvey Kibel(2)......................     62      Director                                           1997

Peter Starrett(1)....................     52      Director                                           1997

Jeffrey Walker(2)....................     44      Director                                           1996

------------------------

(1) member of compensation committee

(2) member of audit committee

    The principal occupations and positions for the past five years, and in some cases prior years, of the directors named above are as follows:

    LARRY THOMAS has been with Guitar Center since 1977. In 1999 Mr. Thomas became our Chairman of the Board of Directors and Co-Chief Executive Officer. He has served as a director since 1984 and was our President and Chief Executive Officer since 1992. After working as a salesperson in the San Francisco, California store, Mr. Thomas became the store's manager. In 1980, Mr. Thomas became the San Francisco area regional manager. In 1984, Mr. Thomas assumed the role of Corporate General Manager and Chief Operating Officer. Mr. Thomas is currently a member of the Los Angeles Chapter of the Young Presidents' Organization and is a former board member of the National Association of Music Merchants.

    MARTY ALBERTSON became our President and Co-Chief Executive Officer in 1999. Mr. Albertson joined Guitar Center as a salesperson in 1979 and has held various positions of increasing responsibility with Guitar Center since that time. In 1980, he served as Advertising Director and in 1984 became

National Sales Manager. Thereafter, in 1985, Mr. Albertson became Vice President of Corporate Development, and became the Vice President of Sales and Marketing in 1987. From 1990 to 1999 Mr. Albertson served as our Executive Vice President and Chief Operating Officer. Mr. Albertson was elected as a director in 1996. Since 1999, Mr. Albertson has been a board member of the National Association of Music Merchants.

    STEVEN BURGE is a General Partner of Norwest Equity Partners. He became a director of Guitar Center in 1996. From 1996 to 1999, Mr. Burge was a Managing Director of Wells Fargo Small Business Investment Company, Inc. which combined with Norwest Equity Partners in 1999. From 1987 through 1995, Mr. Burge was a Managing General Partner of Wedbush Capital Partners, a private investment fund, and was an executive in the Corporate Finance Department of Wedbush Morgan Securities, a regional investment banking firm. Prior to joining Wedbush Morgan Securities, Mr. Burge held various positions with Wells Fargo Bank, N.A.
Mr. Burge currently serves as a director of various privately-held companies.

    DAVID FERGUSON has served as a director of Guitar Center since 1996.
Mr. Ferguson joined Chase Capital Partners in 1989 and became a general partner in 1990. Mr. Ferguson is also a director of Wild Oats Markets, Inc. and several privately-held companies.

    HARVEY KIBEL is the Chief Executive Officer of Kibel Green, Inc., a privately-held management consulting company which he co-founded in 1982. He became a director of Guitar Center in 1997. Mr. Kibel is currently on the Board of Directors of the UCLA Medical School and various privately-held companies.

    PETER STARRETT is President of Peter Starrett Associates, a retail advisory firm. From 1990 to 1998, Mr. Starrett was President of Warner Bros. Studio Stores. Prior to Warner Bros., Mr. Starrett held various executive positions with May Department Stores and Federated Department Stores, including serving as Chairman and CEO of Federated's Specialty Store Division. He became a director of Guitar Center in 1997. Mr. Starrett is currently on the Board of Directors of Petco Animal Supplies, Inc., Brylane, Inc. and various privately-held companies.

    JEFFREY WALKER has served as a director of Guitar Center since 1996.
Mr. Walker is the managing general partner of Chase Capital Partners, which he co-founded in 1984, and member of the Executive Committee and Management Committee of The Chase Manhattan Corporation. Mr. Walker is also a director of iXL, 1800Flowers.com, Doane Pet Care Enterprises, Inc. and several privately-held companies.

DIRECTOR COMPENSATION

    Each member of our Board of Directors who is not a full-time employee is paid $3,000 for attendance at each Board meeting and $1,000 for attendance at each meeting of a committee of the Board of Directors, and all directors are reimbursed for reasonable out-of-pocket expenses arising from their attendance at any meetings. The 1997 Plan provides for the grant of options to non-employee directors:

    - upon being elected to the Board of Directors, each non-employee director is granted an option to purchase 15,000 shares of our common stock; and

    - upon being re-elected to the Board of Directors on the date of each annual meeting, each non-employee director is granted an option to purchase 5,000 shares of our common stock.

    Accordingly, each of Messrs. Burge, Ferguson, Kibel, Starrett and Walker, if elected at the meeting, will be granted options to purchase 5,000 shares of our common stock. All options granted to non-employee directors have a per share exercise price equal to the fair market value of a share of our common stock on the date of the grant. As discussed more fully in Proposal No. 3, an amendment to our 1997 Plan is pending which if approved by stockholders would also permit non-employee directors to receive stock options in lieu of some or all of their cash compensation.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors has two standing committees, the audit committee and the compensation committee. The audit committee has responsibility for reviewing and making recommendations regarding our employment of independent accountants, the annual audit of our financial statements, and our internal controls, accounting practices and policies. The members of the audit committee presently are Messrs. Burge, Kibel and Walker. In 1999, the audit committee met four times and each member of the audit committee attended at least 75% of those meetings. The compensation committee has responsibility for determining the nature and amount of compensation for our management and for administering our employee benefit plans (including the 1997 Plan). The members of the compensation committee were Messrs. Ferguson, Lazarus and Starrett. Effective February 1, 2000, Mr. Lazarus resigned from the Board of Directors; accordingly the members of the compensation committee are presently Messrs. Ferguson and Starrett. In 1999, the compensation committee met four times and every member of the compensation committee attended each of those meetings.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    Our Restated Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for any breach of his fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. The provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our directors from compliance with federal or state securities laws. Our Amended and Restated Bylaws generally provide that we shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement actually incurred by him in connection with the proceeding. We have entered into agreements to provide indemnification for our directors and some of our officers in addition to the indemnification provided for in the Amended and Restated Bylaws. These agreements, among other things, will indemnify our directors and officers for some of the expenses (including attorney's fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by the specific officer or director arising out of or in connection with his service as one of our directors or officers to the fullest extent permitted by applicable law.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file.

    Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 1999, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR THE DIRECTORS
                          NOMINATED IN PROPOSAL NO. 1.

           GENERAL DESCRIPTION OF THE 1997 EQUITY PARTICIPATION PLAN

    Our 1997 Plan was originally adopted by the Board of Directors and approved by the stockholders in January 1997 and has been amended several times. In February 2000 the Board of Directors approved an amendment to the 1997 Plan to increase the number of shares of common stock that may be issued or sold under the 1997 Plan from 2,225,000 shares to 2,725,000 shares. The Board of Directors also approved separate amendments relating principally to the ability of our outside directors to receive stock options in lieu of some or all of their cash compensation and the ability of the compensation committee to reprice options. Under the terms of the 1997 Plan, in order for the Board of Directors' amendment to be effective, it must be approved by our stockholders. The full text of the proposed amendments is attached to this proxy statement as Annex A. Stockholders are urged to read the proposed amendments in their entirety.

    Set forth below is a general description of the 1997 Plan. This description is relevant to each of the three amendments to be considered (I.E., Proposal
No. 2, Proposal No. 3 and Proposal No. 4). Each amendment will be considered and may be approved or disapproved independently, except that Proposal No. 3 will not be deemed to have been approved unless Proposal No. 2 is also approved.

  -  WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE 1997 PLAN?

    The 1997 Plan provides that the compensation committee may grant or issue to our officers, employees and consultants the following, all of which we refer to as "awards": stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance rewards, stock payments and other stock-related benefits or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award as determined by the compensation committee. In addition, the 1997 Plan permits the granting of options to our non-employee directors, which we refer to as "director options."

  -  WHO DETERMINES WHO RECEIVES THE AWARDS AND THE TERMS OF THE AWARDS?

    The compensation committee administers the 1997 Plan with respect to grants to our employees or consultants and the full Board of Directors administers the 1997 Plan with respect to non-employee directors. Subject to the terms of the 1997 Plan, the Board of Directors or compensation committee has the authority to select the persons to whom awards are to be made, to determine the number of shares granted and the terms and conditions the award, and to make all other determinations with respect to the administration of the 1997 Plan. Similarly, the Board of Directors has discretion to determine the terms and conditions of director options and to interpret and administer the 1997 Plan with respect to director options. The compensation committee and the Board of Directors is also authorized to adopt, amend and rescind rules relating to the administration of the 1997 Plan.

  -  WHO IS ON THE COMPENSATION COMMITTEE?

    The compensation committee consists of at least two members of the Board of Directors, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and an "outside director" for the purposes of
Section 162(m) of the Internal Revenue Code.

  -  HOW MANY SHARES CAN SOMEONE RECEIVE IN ONE YEAR?

    The maximum number of shares which may be subject to options or stock appreciation rights granted under the 1997 Plan to any individual in any calendar year presently cannot exceed 150,000. If approved, an element of Proposal No. 4 would increase this amount to 250,000.

  -  WHAT DOES A GRANTEE HAVE TO AGREE TO IN ORDER TO RECEIVE AN AWARD?

    Generally, in addition to the payment of any purchase price as consideration for the issuance of an award, the grantee must agree to remain employed by us or continue to consult for us for at least one year after the award is issued. In addition, awards are exercisable or payable only while the grantee is an employee or consultant of Guitar Center. However, under certain conditions, the compensation committee may determine that any award may be exercisable or paid after the termination of someone's employment.

  -  HOW IS THE 1997 PLAN AMENDED?

    The 1997 Plan may be amended, suspended or terminated at any time by the Board of Directors or the compensation committee. However, the maximum number of shares that may be sold or issued under the 1997 Plan may not be increased without approval of our stockholders.

  -  DOES THE 1997 PLAN CONFORM TO FEDERAL SECURITIES LAWS?

    The 1997 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission under those acts, including Rule 16b-3. The 1997 Plan will be administered, and options will be granted and may be exercised, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the 1997 Plan and options granted under the 1997 Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

  -  WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE AWARDS?

    Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments under the 1997 Plan are taxable under Section 83 of the Internal Revenue Code upon their receipt of common stock or cash with respect to the awards or grants. Subject to Section 162(m), we will be entitled to an income tax deduction with respect to the amounts taxable to these recipients.

    Under Sections 421 and 422 of the Internal Revenue Code, recipients of incentive stock options are generally not taxed on their receipt of common stock upon their exercises of incentive stock options if the incentive stock options and option stock are held for minimum holding periods. We are not entitled to income tax deductions with respect to these exercises.

  -  WHERE CAN I FIND A COPY OF THE ENTIRE 1997 PLAN?

    The summary we have included about the 1997 Plan is qualified in its entirety by reference to the 1997 Plan, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999 and is incorporated into this proxy statement by reference.

  -  WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENTS TO THE 1997 PLAN?

    Approval of these proposals requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting. The proposals will be considered and may be approved or disapproved independently, except that Proposal No. 3 will not be deemed to have been approved unless Proposal No. 2 is also approved.

                                PROPOSAL NO. 2:
                        APPROVAL OF THE AMENDMENT TO THE
                     AMENDED 1997 EQUITY PARTICIPATION PLAN
                        TO INCREASE THE NUMBER OF SHARES
                            AUTHORIZED FOR ISSUANCE

    The material features of the 1997 Plan are described under the caption "General Description of the 1997 Plan."

    This Proposal No. 2, if approved, would increase the number of shares of common stock available for option grants under the 1997 Plan. There are currently 2,225,000 shares of our common stock authorized for issuance under the 1997 Plan. Of that number, 1,553,278 shares have already been granted, leaving only 671,722 shares available for future grant. This amendment would increase the number of shares of common stock authorized for issuance under the 1997 Plan by 500,000 to 2,725,000.

    We believe that the 1997 Plan should be amended to increase the number of shares authorized for issuance in order to be able to continue to grant stock options to officers, key employees, consultants and directors. The continued ability to grant stock options would provide us with a valuable tool to help retain new officers, key employees, consultants and directors. In addition, an expanded option pool will enable us to provide additional incentives to those directors, officers, employees and consultants who have been responsible for our development and financial success and who will help us meet our goals in the future.

    Your ratification of the Board of Directors' amendment to the 1997 Plan will enable us to continue our strategy of using stock incentives to secure and retain officers, key employees, consultants and directors of outstanding ability both now and in the future. The attraction and retention of such persons is vital to the success of our business.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
        APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY PARTICIPATION PLAN
            TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
                        AS SET FORTH IN PROPOSAL NO. 2.

                                PROPOSAL NO. 3:
                        APPROVAL OF THE AMENDMENT TO THE
                     AMENDED 1997 EQUITY PARTICIPATION PLAN
                        TO PERMIT PAYMENT OF DIRECTORS'
                             FEES IN STOCK OPTIONS

    The material features of the 1997 Plan are described under the caption "General Description of the 1997 Plan."

    This proposal would amend the 1997 Plan to permit the fees currently remitted to non-employee directors for attending meetings of the Board of Directors to be paid in either cash, options to acquire shares of the Company's common stock, or a combination thereof. Currently the non-employee members of the Board of Directors receive cash payments of $3,000 for each attendance at a meeting of the Board, and $1,000 for attending meetings of committees of the Board. The Board may revise these amounts at its discretion, although it has no present intention to do so.

    Under this proposal, non-employee directors would have the option to choose to receive the aforementioned cash payments, to receive options to acquire shares of the Company's common stock, or a combination thereof. These options would be issued with an exercise price of 85 percent of fair market value such that the difference at the date of the grant between the exercise price applicable to the options and the fair market value of the underlying shares of common stock would equal the amount of compensation to which the director was otherwise entitled for attending the Board or Board committee meeting. For example, if this Proposal No. 3 were approved, instead of paying $3,000 in cash to each non-employee director who attended a Board meeting, we could grant them options to acquire shares of common stock. If the market price per share of common stock were $10, then we would grant a director an option to acquire 2,000 shares at an exercise price of $8.50 per share, for a total "spread" value on the date of grant equal to $3,000 (the amount of cash compensation otherwise due).

    Each outside director will be permitted to elect in advance whether to take all or a portion of his director's fees in stock options in lieu of cash payment. The shares issuable upon exercise of the stock options granted in lieu of cash compensation are expected to be registered under the federal securities laws.

    We believe that the ability to compensate our non-employee directors for their services with options to acquire shares of stock is a useful tool in the best interest of Guitar Center and its stockholders. The ability to compensate non-employee directors with stock options helps to further align their incentives with those of the stockholders. Directors who hold shares of common stock, or the option to acquire such, will be not just directors, but stockholders as well, and will have an owner's perspective on the concerns that are of paramount importance to our stockholders.

    For these reasons, we believe that amending the 1997 Plan to permit payment of non-employee directors' fees in stock options is in the best interest of our company and its stockholders.

    Action on this proposal will be dependent on the approval of Proposal No. 2 to increase the number of shares reserved for issuance under the 1997 Plan. If Proposal No. 2 is not approved by the stockholders, this proposal will be deemed not to have been approved, since in the judgment of the Board the 1997 Plan will not contain enough authorized shares to allow the directors to choose to receive options in lieu of cash compensation for attendance at Board and Board committee meetings.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
        APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY PARTICIPATION PLAN
             TO PERMIT PAYMENT OF DIRECTORS' FEES IN STOCK OPTIONS
                        AS SET FORTH IN PROPOSAL NO. 3.

                                PROPOSAL NO. 4:
                        APPROVAL OF THE AMENDMENT TO THE
                     AMENDED 1997 EQUITY PARTICIPATION PLAN
                      TO ALLOW FOR OPTIONS ALREADY GRANTED
                                 TO BE REPRICED

    The material features of the 1997 Plan are described under the caption "General Description of the 1997 Plan."

    This amendment would permit the compensation committee to reprice currently issued and outstanding options to purchase shares of Guitar Center's common stock under the 1997 Plan. Currently, 1,382,391 options that have been issued under the 1997 Plan are "out of the money," meaning that the exercise price at which the optionee may purchase shares of the Company's stock is higher than the publicly traded value of such stock. This means that options that were issued in order to compensate employees, officers, consultants and non-employee directors for their services are presently valueless.

    Currently, the 1997 Plan allows the compensation committee (or such other committee as the Board designates) to issue options to employees, consultants and independent directors contingent upon their surrender for cancellation of some or all of their previously granted options or other stock rights. The terms of the 1997 Plan currently provide that the replacement option may have an exercise price equal to or higher (but not lower) than the option price of the surrendered option. This proposed amendment to the 1997 Plan would allow the compensation (or other) committee to issue replacement options that have an exercise price LOWER than the surrendered option. The Board has the authority to reprice options outstanding under Guitar Center's other plans, consisting of the 1996 Performance Stock Option Plan and the option plan assumed in the Musician's Friend acquisition.

    The ability to reprice options is important to us and our stockholders for a variety of reasons. As discussed above under Proposal No. 2, we use stock options to attract and retain the best quality persons for positions of substantial responsibility within our organization. We use the grant of stock options in order to incent our employees and to provide them with additional compensation. Because of the effect of market forces, stock options that were once valuable consideration have lost much of their worth. In light of the highly competitive labor market which currently exists, our management is highly concerned that it may be necessary to reprice options in the future as a retention device. Under the present terms of the 1997 Plan, the only action available to Guitar Center is to grant ADDITIONAL options to employees at the present market prices and leave the existing options outstanding. If the compensation committee has the flexibility to reprice existing options, additional incentives could be provided to employees without increasing the number of options outstanding or with a more limited increase than might otherwise be necessary.

    No final decision has been as to whether any options will be repriced if this Proposal No. 4 is adopted and such discretion is conveyed to the compensation committee. However, the Board expects that, even if some employee options are repriced, it will not reprice any of the outstanding options held by the present executive officers.

    If the Company issues repriced options under the 1997 Plan, it will likely incur additional stock-based compensation expense based on recent changes in the accounting treatment of such options which results in "variable plan" treatment under generally accepted accounting principles.

    If this Proposal No. 4 is adopted, it will also have the effect of increasing the annual award limit provided for in the 1997 Plan from 150,000 to 250,000. This means that an individual participant will be permitted to receive up to 250,000 options in any given plan year. This limit is required to be contained in the 1997 Plan by operation of Section 162(m) under the Internal Revenue Code. Guitar Center has no present intention of an individual grant which would approach this new cap, but desires to make this technical amendment to keep the limit in rough proportion to its common stock capitalization. Accordingly, a vote in favor of Proposal No. 4 will amend the 1997 Plan to increase this award limit in addition to permitting, at the discretion of the compensation committee, option repricing.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
        APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY PARTICIPATION PLAN
                        AS SET FORTH IN PROPOSAL NO. 4.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The information in the following table sets forth the ownership of our common stock, as of March 27, 2000, by (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock;
(ii) each named executive officer (as listed in the summary compensation table);
(iii) each of our directors; and (iv) all of our directors and executive officers, as a group. As of March 27, 2000, we had 22,023,067 shares of common stock outstanding.

                                                                NUMBER OF SHARES       PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED(1)   OWNERSHIP(1)
---------------------------------------                       ---------------------   ------------
Chase Capital Partners(2)...................................        5,114,325             23.2%
  380 Madison Avenue, 12th Floor
  New York, NY 10017
Robert Eastman(3)...........................................        1,694,085              7.7
Larry Thomas (4)............................................        1,538,169              7.0
Marty Albertson (5).........................................        1,175,622              5.3
Barry Soosman (6)...........................................          193,958            *
Bruce Ross (7)..............................................          124,149            *
David Ferguson (8)..........................................        5,584,325             25.4
Peter Starrett (9)..........................................           34,584            *
Harvey Kibel (10)...........................................           14,584            *
Steven Burge (11)...........................................          922,784              4.2
Jeffrey Walker (12).........................................        5,114,325             23.2
All Named Executive Officers and Directors as a Group
  (10 Persons)..............................................       11,286,844             51.3

------------------------

   * Represents less than 1% of the issued and outstanding shares.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 27, 2000, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 5155 Clareton Drive, Agoura Hills, California 91362.

 (2) Based on its most recent filing with the Securities and Exchange Commission, represents: (1) 4,590,831 shares held of record by Chase Venture Capital Associates, L.L.C.; (2) 518,910 shares held of record by Chase Equity Associates, L.L.C.; and (3) options to acquire 4,584 shares of common stock issued to Mr. Walker in his capacity as a director of Guitar Center and which are presently exercisable. Includes shares subject to investor options (as described herein) granted by Chase Venture Capital Associates, L.L.C. to certain members of management for the purchase of 207,899 shares of our common stock. Chase Capital Partners, an affiliate of The Chase Manhattan Corporation, directly or indirectly manages the limited liability companies identified above.

 (3) Represents: (1) 1,668,940 shares of common stock held by various trusts for which Mr. Eastman serves as co-trustee; and (2) 25,145 shares of common stock issuable upon the exercise of stock options. Excludes 56,647 shares of common stock issuable upon the exercise of options granted to

     Mr. Eastman which are not currently exercisable and will not be exercisable within 60 days of March 27, 2000.

 (4) Represents: (1) 564,567 shares of common stock held by a revocable trust for the benefit of Mr. Thomas and his spouse for which Mr. Thomas and his spouse serve as co-trustees; (2) 300,000 shares of common stock held in a limited partnership for which Mr. Thomas serves as general partner;
     (3) 97,895 shares of common stock held by a charitable remainder trust for the benefit of Mr. Thomas and his spouse for which Mr. Thomas and his spouse serve as co-trustees; (4) 68,000 shares of common stock held in a revocable trust for the benefit of Mr. Thomas and his spouse for which Mr. Thomas and his spouse serve as co-trustees; (5) 109,722 shares of common stock issuable upon the exercise of a currently exercisable option granted to Mr. Thomas by the investors; and (6) 397,985 shares of common stock issuable upon the exercise of a currently exercisable option granted to Mr. Thomas by us. Excludes 27,632 shares of common stock held by a charitable foundation for which Mr. Thomas and his spouse serve as its sole directors and have the power to vote such shares. Mr. Thomas and his spouse disclaim beneficial ownership of such shares.

 (5) Represents: (1) 462,711 shares of common stock held by a trust for the benefit of Mr. Albertson and his spouse for which Mr. Albertson and his spouse serve as co-trustees; (2) 100,000 shares of common stock held by a limited partnership of which Mr. Albertson is a general partner;
     (3) 52,602 shares of common stock held in trust for the benefit of Mr. Albertson and one of his children for which Mr. Albertson serves as trustee; (4) 52,602 shares of common stock held in trust for the benefit of Mr. Albertson's spouse and one of his children for which Mr. Albertson serves as trustee; (5) 109,722 shares of common stock issuable upon the exercise of a currently exercisable option granted to Mr. Albertson by the investors; and (6) 397,985 shares of common stock issuable upon the exercise of a currently exercisable option granted to Mr. Albertson by us.

 (6) Represents: (1) 30,910 shares of common stock held by the Soosman Family Trust with respect to which Mr. Soosman and his spouse serve as co-trustees and share voting and investment control; (2) 3,850 shares of common stock issuable upon the exercise of an investor option granted to Mr. Soosman by the investors; and (3) 159,198 shares of common stock issuable upon the exercise of options granted to Mr. Soosman under the 1996 Performance Stock Option Plan, as amended, which we refer to as the "1996 Plan."

 (7) Represents (1) 115,299 shares of common stock issuable upon the exercise of stock options; (2) 3,850 shares of common stock issuable upon the exercise of an investor option granted to Mr. Ross by the investors; and (3) 5,000 shares of common stock owned by Mr. Ross. Excludes 19,899 shares of common stock issuable upon the exercise of options granted to Mr. Ross which are not currently exercisable and will not be exercisable within 60 days of March 27, 2000.

 (8) Represents: (1) the shares beneficially owned by Chase Capital Partners,
     (2) 470,000 shares held by Mr. Ferguson individually; and (3) options to acquire 4,584 shares of common stock issued to Mr. Ferguson in his capacity as a director of Guitar Center and which are presently exercisable.
     Mr. Ferguson disclaims beneficial ownership of the shares beneficially owned by Chase Capital Partners except to the extent of his pecuniary interest therein.

 (9) Represents (1) 20,000 shares of common stock owned directly by Mr. Starrett; and (2) 14,584 shares of common stock issuable upon the exercise of options granted to Mr. Starrett under the 1997 Plan. Excludes 10,416 shares of common stock issuable upon the exercise of options granted to Mr. Starrett under the 1997 Plan which are not currently exercisable and will not be exercisable within 60 days of March 27, 2000.

 (10) Represent shares of common stock issuable upon the exercise of options granted to Mr. Kibel under the 1997 Plan. Excludes 10,416 shares of common stock issuable upon the exercise of options granted to Mr. Kibel under the 1997 Plan which are not currently exercisable and will not be exercisable within 60 days of March 27, 2000.

 (11) Represents: (1) 918,200 shares of common stock owned by Wells Fargo Small Business Investment Company, a predecessor to Norwest Equity Partners (including shares subject to investor options granted by Wells Fargo to certain members of our management for the purchase of 39,111 shares of our common stock); and (2) options to acquire 4,584 shares of common stock issued to Mr. Burge in his capacity as a director of Guitar Center and which are presently exercisable. Excludes 5,416 shares of common stock issuable upon the exercise of options granted to Mr. Burge under the 1997 Plan which are not currently exercisable and will not be exercisable within 60 days of March 27, 2000. Mr. Burge disclaims beneficial ownership of the shares owned by Wells Fargo except to the extent of his pecuniary interest therein.

 (12) Represents the shares beneficially owned by Chase Capital Partners.
      Mr. Walker is a general partner of Chase Capital Partners, and disclaims beneficial ownership of the shares beneficially owned by Chase Capital Partners, except to the extent of his pecuniary interest therein.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

    Set forth below is information regarding each of our executive officers as of December 31, 1999. Further information with regard to Messrs. Thomas and Albertson is presented under "Proposal No. 1: Election of Nominees to Board of Directors."

NAME                                  AGE                               POSITION
----------------------------------  --------   ----------------------------------------------------------
Larry Thomas......................     50      Chairman and Co-Chief Executive Officer
Marty Albertson...................     46      President and Co-Chief Operating Officer
Bruce Ross........................     51      Executive Vice President, Chief Financial Officer and
                                               Secretary
Barry Soosman.....................     39      Executive Vice President of Corporate Development and
                                               General Counsel
Robert Eastman....................     41      Chief Executive Officer, Musician's Friend, Inc.

    The principal occupations and positions for the past five years, and in some cases prior years, of the executive officers named above, other than Messrs. Thomas and Albertson, as are as follows:

    BRUCE ROSS joined Guitar Center in July 1994 as Chief Financial Officer. In February 1998, Mr. Ross was promoted to Executive Vice President. Prior to joining Guitar Center, Mr. Ross was Chief Financial Officer of Fred Hayman Beverly Hills, Inc., a retailer of high end fashion clothing on Rodeo Drive in California and a wholesaler of men's and women's fragrances. From 1982 to 1990, Mr. Ross was employed by Hanimex Vivitar Corporation, a worldwide manufacturer and distributor of photographic products. Mr. Ross served in various capacities with Hanimex Vivitar in Australia, the United States and Europe. While working for Hanimex Vivitar in the United States, Mr. Ross was promoted to the position of Chief Financial Officer in 1986 and Chief Executive Officer for North America in 1988.

    BARRY SOOSMAN joined Guitar Center in July 1996 as Vice President of Corporate Development and General Counsel. In January 1999, Mr. Soosman was promoted to Executive Vice President. Mr. Soosman had been a practicing attorney for twelve years specializing in real estate, commercial and corporate law. Since 1992 and prior to joining Guitar Center, Mr. Soosman had been our outside general counsel. In June 1996, Mr. Soosman became of counsel to the law firm of Buchalter, Nemer, Fields & Younger, a Professional Corporation. Mr. Soosman is a former Adjunct Professor at Southwestern School of Law.

    ROBERT EASTMAN has been the Chief Executive Officer of Musician's
Friend, Inc., since 1983 when he co-founded the Company. Under Mr. Eastman's leadership, Musician's Friend, Inc. grew to over 500 employees, with revenues of $125 million by 1998. In 1999, Musician's Friend, Inc. completed a merger with Guitar Center and became a wholly-owned subsidiary.

                             EXECUTIVE COMPENSATION

    The following table provides for the periods shown summary information concerning compensation paid or accrued by us to or on behalf of our Co-Chief Executive Officers and each of our three highest paid executive officers (collectively referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                  ANNUAL COMPENSATION ($)            ----------------
                                         -----------------------------------------      SECURITIES
NAME AND PRINCIPAL                                                OTHER ANNUAL          UNDERLYING           ALL OTHER
POSITION                        YEAR      SALARY     BONUS     COMPENSATION ($)(1)   OPTIONS/SAR #(2)   COMPENSATION ($)(3)
------------------            --------   --------   --------   -------------------   ----------------   -------------------
Larry Thomas................    1999     $500,000   $ 80,000                --              --                $ 3,200
  Chairman and Co-Chief         1998      500,000    425,854                --              --                 12,000
  Executive Officer             1997      500,000    500,000       $18,917,192(4)           --                 11,250

Marty Albertson.............    1999     $452,310   $ 80,000                --              --                $ 3,200
  President and Co-Chief        1998      375,000    319,416                --              --                 12,000
  Executive Officer             1997      375,000    375,000       $12,611,441(4)           --                 11,250

Bruce Ross..................    1999     $234,375   $ 20,000                --              --                $ 3,200
  Executive Vice President      1998      225,000     70,710                --              --                 12,000
    and
  Chief Financial Officer       1997      214,000    225,000                --              --                 11,250

Barry Soosman...............    1999     $234,375   $ 20,000                --              --                $ 3,200
  Executive Vice President      1998      225,000    104,020                --              --                 12,000
    of
  Corporate Development and     1997      225,000    112,500                --              --                     --
  General Counsel

Robert Eastman..............    1999     $175,000         --                --              --                     --
  Chief Executive Officer,
  Musician's Friend, Inc.

--------------------------

(1) Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

(2) The securities underlying the options are shares of common stock.

(3) All other compensation consists of contributions made by us to our profit sharing plan on behalf of each named executive officer.

(4) Other annual income consists of non-cash compensation that is considered to have been earned by such named executive officer for federal and state income tax purposes upon the termination of the trading and other restrictions associated with the junior preferred stock, $.01 par value, held by the named executive officer at the time the shares of junior preferred stock were converted into common stock in connection with our initial public offering.

    During the periods indicated above, none of the named executive officers received any awards under any long-term incentive plan, and we do not have a pension plan.

EMPLOYMENT AGREEMENTS

    On June 5, 1996, we entered into a five-year employment agreement with each of Larry Thomas and Marty Albertson, a three-year employment agreement with Bruce Ross and a three and one-half year employment agreement with Barry Soosman. On July 1, 1998, we extended the term of the employment agreement with each of Mr. Ross and Mr. Soosman to June 5, 2001. The employment agreements presently provide Messrs. Thomas, Albertson, Ross and Soosman with base salaries of $500,000, $500,000, $250,000 and $250,000, respectively. Each of these executive officers is entitled to participate in all insurance and benefit plans generally available to executives of Guitar Center and are eligible to receive a discretionary bonus. Pursuant to their employment agreements, each of Messrs. Ross and Soosman were granted options under our 1996 Plan to purchase 79,599 shares of common stock at an exercise price of $10.89 per share. Such options vest ratably over a three-year period. We have also granted each of Messrs. Ross and Soosman options under our 1996 Plan to purchase an additional 79,599 shares of common stock at an exercise price of $10.89 per share. Mr. Ross's options vest ratably on July 1, 1998, December 31, 1998, December 31, 1999 and December 31, 2000. Mr. Soosman's options vest ratably on July 31, 1998, December 31, 1998 and December 31, 1999. The vesting of
Mr. Ross's and Mr. Soosman's options may be accelerated upon death, the sale of Guitar Center and other major events.

    Under the terms of each employment agreement, if an executive officer is terminated without cause or resigns with reasonable justification, the executive officer will be entitled to receive his base salary, annual cash bonus (equal to the last annual bonus he received prior to termination) and continuation of his benefits through the term of the agreement. With certain exceptions, if an executive officer is terminated without cause, all stock options held by the executive officer will immediately vest. If an executive officer's employment is terminated for any other reason, he will be entitled only to his accrued base salary through the date of termination.

    On May 13, 1999, our subsidiary, Musician's Friend, Inc., entered into a four-year employment agreement with Robert Eastman which expires on June 1, 2003, unless renewed by mutual agreement of Mr. Eastman and Musician's Friend, Inc. This employment agreement presently provides Mr. Eastman with a base salary of $300,000 annually. Under this agreement, Mr. Eastman is entitled to participate in all insurance and benefit plans generally available to executives of Musician's Friend, Inc. and is eligible to receive a discretionary bonus. Under the terms of Mr. Eastman's agreement, if he is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary and the continuation of his medical benefits through the term of the agreement. If Mr. Eastman's employment with Musician's Friend, Inc. is terminated for any other reason, he will be entitled only to his accrued base salary through the date of termination.

MANAGEMENT STOCK OPTION AGREEMENTS

    In June 1996, we granted options which we refer to as "management options" to each of Messrs. Thomas and Albertson to purchase 397,985 shares of common stock at an exercise price of $10.89 per share pursuant to stock option agreements. Unless terminated or accelerated, each management option was to vest in three equal installments in 2003, 2004 and 2005 and will terminate upon the first to occur of:

    - June 5, 2005;

    - the consummation of a sale of Guitar Center, as more fully described in the management option agreement; or

    - the termination, either voluntarily or for cause, of the employment of the respective executive officer.

    The vesting of each management option was subject to acceleration upon the attainment of certain performance targets. Each management option became exercisable in full in 1997 as a result of the performance targets being satisfied.

OTHER OPTION ARRANGEMENTS

    The three private equity firms which financed our 1996 recapitalization, Chase Venture Capital Associates, Wells Fargo Small Business Investment Company and Weston Presidio Capital Partners granted some members of management options to purchase an aggregate of 273,344 shares of common stock at a purchase price of $4.33 per share. Each grant of one of these options, which we refer to as

"investor options," is deemed to be granted by each investor to the members of management in the same ratio as granted by each investor (I.E., 75.00% by Chase Ventures, 14.29% by Wells Fargo and 10.71% by Weston Presidio). Included in the investor options are options to purchase 109,722 shares of common stock that were granted to each of Messrs. Thomas and Albertson and 3,850 shares of common stock that were granted to each of Messrs. Ross and Soosman. The investor options were granted in December 1996, are presently exercisable and will expire on December 30, 2001. We are not a party to this agreement and have not, and will not, incur any obligation in connection with these options.

AMENDED 1997 EQUITY PARTICIPATION PLAN

    Our 1997 Plan is described under the caption "General Description of the 1997 Plan."

OPTION GRANTS IN 1999; AGGREGATE OPTION EXERCISES IN 1999; 1999 YEAR-END OPTION
  VALUES

    In 1999, we granted options to purchase 495,319 shares of common stock under the 1997 Plan. Of our named executive officers, we granted Robert Eastman options to acquire 75,529 shares of our common stock in 1999.

    The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised options during the year ended December 31, 1999 by the named executive officers:

                                                                         OPTION VALUES AT DECEMBER 31, 1999
                                                              ---------------------------------------------------------
                                                                       NUMBER OF               VALUE OF UNEXERCISED
                                                                 SECURITIES UNDERLYING             IN-THE-MONEY
                                                                UNEXERCISED OPTIONS AT              OPTIONS AT
                                                                FISCAL YEAR-END (1)(#)        FISCAL YEAR-END ($)(2)
                           SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
NAME                       AT EXERCISE (#)        ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   --------------   -----------   -------------   -----------   -------------
Larry Thomas............                                        397,985             --              --            --

Marty Albertson.........                                        397,985             --              --            --

Bruce Ross..............                                        119,149         19,899              --            --

Barry Soosman...........                                        159,198             --              --            --

Robert Eastman..........                                          6,263         75,529              --            --

------------------------

(1) The securities underlying the options are shares of common stock.

(2) None of the named executive officers' options was in-the-money as of the fiscal year end.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999, the compensation committee consisted of Messrs. Ferguson, Lazarus and Starrett, none of whom (1) is a present or former officer or employee of Guitar Center, or (2) is engaged in any transactions described under the heading "Certain Transactions."

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH AFFILIATES OF NORWEST EQUITY PARTNERS

    Wells Fargo Bank, N.A., an affiliate of Norwest Equity Partners, was the lender under our existing credit facility until December 1999 and provided banking related services for which it received customary fees. In
December 1999, this facility was replaced with a facility with a syndicate of lenders led by Foothill Capital Corporation, also an affiliate of Norwest Equity Partners, for which it receives customary fees.

                         COMPENSATION COMMITTEE REPORT

    During 1999, the compensation committee of the Board of Directors was comprised of Mr. Ferguson, Mr. Lazarus and Mr. Starrett, three non-employee directors, who administered our executive compensation programs and policies. Mr. Lazarus resigned from our board in February 2000. Our executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating our business strategies and long-range plans.

    The following is the compensation committee's report submitted to the Board of Directors addressing the compensation of our executive officers for fiscal 1999.

COMPENSATION POLICY AND PHILOSOPHY

    Our executive compensation policy is:

    - designed to establish an appropriate relationship between executive pay and our annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers; and

    - based on the belief that the interests of the executives should be closely aligned with our stockholders.

    The compensation committee attempts to achieve these goals by integrating competitive annual base salaries with:

    - annual incentive bonuses based on corporate performance and on the achievement of specified performance objectives set forth in our financial plan for the respective fiscal year; and

    - stock options through various plans.

    In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our stockholders from both the short-term and long-term perspectives. The compensation committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in our long-term performance and success. The compensation committee considers all elements of compensation and the compensation policy when determining individual components of pay.

    The Board of Directors believes that leadership and motivation of our employees are critical to achieving the objective of becoming a leader in musical products retailing in the United States. The compensation committee is responsible to the Board of Directors for ensuring that its executive officers are highly qualified and that they are compensated in a way that furthers our business strategies and which aligns their interests with those of our stockholders. To support this philosophy, the following principles provide a framework for executive compensation:

    - offer compensation opportunities that attract the best talent;

    - motivate individuals to perform at their highest levels;

    - reward outstanding achievement;

    - retain those with leadership abilities and skills necessary for building long-term stockholder value;

    - maintain a significant portion of executives' total compensation at risk, tied to both our annual and long-term financial performance and the creation of incremental stockholder value; and

    - encourage executives to manage from the perspective of owners with an equity stake in Guitar Center.

EXECUTIVE COMPENSATION COMPONENTS

    As discussed below, our executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

    BASE SALARY. In 1999, all five named executive officers were employed under contracts established in 1996, subject, in one instance, to an adjustment in base compensation approved in 1997 and also subject, in two instances, to an extension in the term of the agreements approved in 1998.

    ANNUAL INCENTIVE BONUSES. For fiscal 1999, annual incentive bonuses for the Co-Chief Executive Officers were based upon the discretion of the committee and include the following components: (1) our targeted net income and earnings per share estimates for fiscal 1999, and (2) individual merit. Target awards for each executive officer were set in relation to base salary. On average, executive officers' actual bonuses were 13% of each executive's base salary for fiscal year 1999. See "Summary Compensation Table."

    LONG TERM INCENTIVE COMPENSATION. Other than options granted to Robert Eastman to purchase 75,529 shares of our common stock, no stock options were granted to the Co-Chief Executive Officers or the other named executive officers in 1999.

COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS

    The compensation committee believes that Larry Thomas and Marty Albertson, our Co-Chief Executive Officers, provide valuable services and that their compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the compensation committee believes that an important portion of their respective compensation should be based on our performance.

    Mr. Thomas's annual base salary for fiscal 1999 was $500,000. Mr. Thomas's base salary was determined by his employment agreement, which expires June 5, 2001. The annual incentive bonus paid to Mr. Thomas for fiscal 1999, which was $80,000, was paid for his performance and role in effectuating our achievement of targeted earnings and growth estimates during fiscal 1999.

    Mr. Albertson's annual base salary for fiscal 1999 was $500,000.
Mr. Albertson's base salary was determined by his employment agreement, which expires June 5, 2001. The annual incentive bonus paid to Mr. Albertson for fiscal 1999, was $80,000 and was paid for his performance and role in effectuating our achievement of targeted earnings and growth estimates during fiscal 1999.

INTERNAL REVENUE CODE SECTION 162(m)

    Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of Guitar Center and our shareholders.

                                          COMPENSATION COMMITTEE

                                          David Ferguson
                                          Peter Starrett

    THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THESE ACTS.

                            STOCK PERFORMANCE GRAPH

    The following graph compares our cumulative total stockholder return on the common stock (no dividends have been paid thereon) with the cumulative total return of (1) the S&P 500 Index and (2) the S&P Retail (Specialty) Index, for 1998 and 1999.

    The historical stock market performance of the common stock shown below is not necessarily indicative of future stock performance.

                COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
                  AMONG GUITAR CENTER, INC., THE S&P 500 INDEX
                      AND THE S&P RETAIL (SPECIALTY) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           GUITAR CENTER, INC.  S & P 500  S & P RETAIL (SPECIALTY)
3/14/1997                 $100       $100                      $100
3/97                      $107        $96                      $103
6/97                      $113       $113                      $118
9/97                      $165       $121                      $121
12/97                     $153       $125                      $110
3/98                      $158       $142                      $116
6/98                      $201       $147                      $106
9/98                      $125       $132                       $71
12/98                     $164       $160                       $94
3/99                      $136       $168                      $102
6/99                       $70       $180                      $100
9/99                       $63       $169                       $68
12/99                      $67       $194                       $67

* Assumes a $100 investment on March 14, 1997 in Guitar Center stock or on February 28, 1997 in Index stocks, including reinvestment of dividends.

    THE STOCK PERFORMANCE GRAPH ABOVE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THESE ACTS.

                               OTHER INFORMATION

OTHER MATTERS AT THE ANNUAL MEETING

    We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

    Our auditors for the fiscal year ended December 31, 1999 were KPMG LLP. A representative of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

    We have filed with the Securities and Exchange Commission an Annual Report on Form 10-K. Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. We will provide without charge a copy of the 1997 Plan upon written request to our Secretary at Guitar Center, Inc., 5155 Clareton Drive, Agoura Hills, California 91301. Copies of other exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C., New York, New York and Chicago, Illinois. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2001. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Guitar Center, Inc., 5155 Clareton Drive, Agoura Hills, California 91301 and must be received no later than November 29, 2000. Your notice must include:

    - your name and address and the text of the proposal to be introduced;

    - the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

    - a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

    The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws. Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting.

                                          By Order of the Board of Directors

                                          /s/ Larry Thomas

                                          Larry Thomas
                                          CHAIRMAN AND CO-CHIEF EXECUTIVE
                                          OFFICER

Agoura Hills, California
March 29, 2000

                                                                         ANNEX A

                                   AMENDMENT
                                     TO THE
                         1997 EQUITY PARTICIPATION PLAN
                                       OF
                              GUITAR CENTER, INC.

    Pursuant to the authority reserved to the Board of Directors (the "Board") of Guitar Center, Inc., a corporation organized under the laws of State of Delaware (the "Company"), under Section 10.2 of the 1997 Equity Participation Plan of Guitar Center, Inc. (the "Plan"), the Board hereby amends the Plan as follows.

    1. The definition of "Award Limit" is amended to read in its entirety as follows:

    "'Award Limit"' shall mean 250,000 shares of Common Stock.

    2. The first sentence of the definition of "Option" is amended to read in its entirety as follows:

    "'Option' shall mean a stock option granted under Article III or
    Article IIIA of this Plan."

    3. The second sentence of Section 2.1(a) of the Plan is amended to read in its entirety as follows: "The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed two million, seven hundred twenty-five thousand (2,725,000)."

    4. Section 3.4(b) of the Plan is amended to read in its entirety as follows:

    "(b) Upon the selection of a key Employee, consultant or Independent Director to be granted an Option, the Committee (or the Board, with respect to an Option granted to an Independent Director) shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, (x) the Board may, in its discretion and on such terms as it deems appropriate, provide that an Option granted to any Independent Director shall be in addition or in lieu of an Option that may be or has been granted to such Independent Director pursuant to Section 3.4(d) or Article IIIA hereof, or (y) the Committee (or the Board, with respect to an Option granted to an Independent Director) may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee, consultant or Independent Director that the Employee, consultant or Independent Director surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price equal to, higher or lower than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee (or the Board, with respect to an Option granted to an Independent Director) deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, exercise period or any other term or condition of such surrendered Option or other award."

    5. The second sentence of Section 3.1 is hereby amended to read in its entirety as follows:

    "Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(a)(i), 3.4(d) or Article IIIA."

    6. Article IIIA is hereby added to the Plan to read in its entirety as follows:

                                 "ARTICLE IIIA
                      INDEPENDENT DIRECTOR OPTION PROGRAM

    3.1A  GRANTING OF ADDITIONAL OPTIONS.

    (a) In addition to those Options referenced in Section 3.4(d), during each 12-month (or shorter) period commencing on the date of the Company's annual stockholders' meeting (each, a "Plan Year") in which a person is an Independent Director and is entitled to receive the Retainer (as defined below) during the term of the Plan, each such Independent Director may elect to receive all or any portion of his or her Retainer either (i) in cash or (ii) in the form of an Option (an "Additional Option"), with the exercise price of such Option to be as set forth in Section 3.2A, below (the "Election"). The number of shares of Common Stock subject to such Additional Option shall be equal to a fraction (rounded to the nearest whole number), with the numerator of such fraction equal to the Retainer and denominator of such fraction equal to the product of
(i) fifteen one-hundredths (0.15) and (ii) the Fair Market Value of a share of Common Stock as of the date of grant of such Additional Option. Each Additional Option shall be granted in one or more installments on the same date(s) on which all or any portion of the Retainer would otherwise have been paid if it were paid in cash (with such date referred to as the "date of grant"). For purposes of this Plan, "Retainer" shall mean the amount of compensation (including, without limitation, annual Director fees, committee fees and meeting fees) set by the Board from time to time as payable to a Director in each Plan Year.

    (b) The Election described in Section 3.1A(a) must be made by written notice provided by the Independent Director to the Committee no later than the last day of the Plan Year immediately preceding the Plan Year with respect to which such Election is intended to be effective; PROVIDED, HOWEVER, that no Election shall be effective with respect to any portion of the Retainer attributable to services rendered prior to the date of filing of such Election. An Election shall be irrevocable with respect to the Plan Year for which it is made, and shall remain in effect for a subsequent Plan Year unless revoked by written notice provided by the Independent Director to the Committee prior to the first day of such subsequent Plan Year.

    3.2A ADDITIONAL OPTION TERMS. Notwithstanding anything in Article IV to the contrary, with respect to any Additional Option granted pursuant to Section 3.1A, the exercise price of each share of Common Stock subject to such Additional Option shall be equal to the product of (i) the Fair Market Value of a share of Common Stock subject to such Additional Option (determined as of the date of grant of such Additional Option) and (ii) eighty-five one-hundredths (0.85); the term of such Additional Option shall be ten (10) years from the date the Additional Option is granted, except as may be amended by the Committee in its discretion; and such Additional Option shall be fully exercisable as of the date the Additional Option is granted.

    7. This Amendment shall be submitted for approval at the annual meeting of stockholders of the Company scheduled to be held on May 2, 2000, or any postponement or adjournment thereof. The provisions of this Amendment shall be presented to the stockholders severally in such format as shall be approved by the Secretary of the Corporation and may be considered and approved or disapproved by the stockholders independently in the format approved by the Secretary, except that paragraph 6 relating to the "Independent Director Option Plan" shall not be deemed approved unless the increase in authorized shares contemplated by paragraph 3 is approved.

                              * * * * * * * * * *

                                     [LOGO]

                            GUITAR CENTER, INC.

       BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    AT 9:00 A.M., TUESDAY, MAY 2, 2000
                            HYATT WESTLAKE PLAZA
                        880 SOUTH WESTLAKE BOULEVARD
                     WESTLAKE VILLAGE, CALIFORNIA 91361

The undersigned stockholder of Guitar Center, Inc. hereby revokes any proxy or proxies previously granted and appoints Larry Thomas, Marty Albertson, Bruce Ross and Barry Soosman, or any of them, as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment or postponement thereof:

______________________________________________________________________________
                         ^  FOLD AND DETACH HERE  ^

                                                           Please mark
                                                          your votes as
                                                           indicated in
                                                           this example  /X/

                             FOR all nominees
                             listed below (except      WITHHOLD AUTHORITY
                             as provided to the        to vote for all
                             contrary below)           nominees below
1.  Election of Directors.          / /                        / /

Larry Thomas, Marty Albertson, Steven Burge, David Ferguson, Harvey Kibel, Peter Starrett and Jeffrey Walker

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)


---------------------------------------------------------------------------

                                                       FOR   AGAINST   ABSTAIN
2.  To approve an amendment to our Amended 1997        / /     / /       / /
    Equity Participation Plan to increase the number of shares that may be issued under the plan from 2,225,000 shares to 2,725,000 shares.

3.  To approve an amendment to our Amended 1997        / /     / /       / /
    Equity Participation Plan to allow for
    non-employee directors' fees to be paid
    in either cash or options to acquire
    shares of our common stock.

4.  To approve an amendment to our Amended 1997        / /     / /       / /
    Equity Participation Plan principally to allow for options issued under the plan to be repriced at the discretion of a committee of our Board of Directors.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1) THIS PROXY WILL BE VOTED "FOR"
EACH OF THE NOMINEES LISTED. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (2), (3) OR (4) THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES ARE AUTHORIZED TO USE THEIR DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

RECEIPT HEREWITH OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS AND NOTICE OF MEETING AND PROXY STATEMENT, DATED MARCH 29, 2000, IS HEREBY ACKNOWLEDGED.

PLEASE SIGN, DATE AND MAIL TODAY.

(Signature of Stockholder(s))                          Dated            , 2000
                             -------------------------      ------------

(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

______________________________________________________________________________
                         ^  FOLD AND DETACH HERE  ^